Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Avient Announces Pricing of $725 Million 7.125% Senior Notes due 2030

CLEVELAND, July 27, 2022 – Avient Corporation (NYSE: AVNT) (“Avient”) today announced the pricing of its previously announced offering of $725 million in aggregate principal amount of senior notes due 2030 (the “notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will bear interest at an annual rate of 7.125% and will be issued at a price of 100% of their principal amount. The closing of the notes offering is expected to occur on August 10, 2022, subject to customary closing conditions.

Avient intends to use the net proceeds from the offering, along with borrowings under a new term loan and cash on hand, to finance its pending acquisition from Koninklijke DSM N.V. (“Royal DSM”) of (a) all of the equity of DSM Protective Materials International B.V., DSM Protective Materials B.V., and DSM Protective Materials LLC, and (b) certain other assets related to Royal DSM’s protective materials business (including the Dyneema® Brand) (the “Acquisition”), as well as pay for expenses related to the Acquisition and the financing.

The closing of the offering is expected to occur prior to, and is not conditioned upon, the consummation of the Acquisition. The notes will be subject to a “special mandatory redemption” if (i) the Acquisition is not consummated on or prior to April 19, 2023 or (ii) prior to April 19, 2023, the purchase agreement is terminated, other than in connection with the consummation of the Acquisition, and is not otherwise amended or replaced. If a special mandatory redemption event occurs, Avient will be required to redeem the notes at the “special mandatory redemption price” equal to 100% of the aggregate principal amount thereof together with accrued and unpaid interest, if any, on the notes from the date of initial issuance or the last date on which interest has been paid up to, but not including, the special mandatory redemption date.

The notes will be offered only to persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S of the Securities Act. The notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Avient’s products include specialty engineered materials, advanced composites, color and additive systems and polymer distribution. Avient is also a highly specialized developer and manufacturer of performance enhancing additives, liquid colorants and fluoropolymer and silicone colorants.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks, including recessionary conditions; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows, including without limitation, any supply chain and logistics issues; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; any material adverse changes in the acquired DPM protective materials business; our ability to achieve the strategic and other objectives relating to the Acquisition and the possible sale of the Distribution business segment; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors.” The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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Investor Relations Contact:

Giuseppe (Joe) Di Salvo

Vice President, Treasurer and Investor Relations

Avient Corporation

+1 440-930-1921

giuseppe.disalvo@avient.com

Media Contact:

Kyle G. Rose

Vice President, Corporate Communications

Avient Corporation

+1 440-930-3162

kyle.rose@avient.com